Exhibit 10.5

Enterprise settlement agreement

Party A: Ganzhou New Energy Automobile Science and Technology City Construction and Development Co., Ltd.

Party B: Ganzhou Yipeng New Energy Technology Co., Ltd.

Date of signing: August 3, 2023

Enterprise settlement agreement

Lessor (Party A): Ganzhou New Energy Automobile Science and Technology City Construction and Development Co., Ltd.

Lessee (Party B): Ganzhou Yipeng New Energy Technology Co., Ltd.

In accordance with the provisions of the Civil Code of People’s Republic of China (PRC) and other laws and regulations, Party A and Party B, on the basis of equality and voluntariness, entered into this agreement on matters concerning Party A’s lease of the house and supporting facilities to Party B and Party B’s lease of Party A’s house and supporting facilities, in order to clarify the rights and obligations of both parties through consultation.

Chapter I Housing and Supporting Lease

Article 1 Location, area, decoration and facilities of the house and its supporting facilities.

1. Party B leases Party A to the west of Gushan Road, Ganzhou New Energy Automobile Science and Technology City.

Gushan standard factory building project of Ganzhou New Energy Automobile Science and Technology City in the north of Xingguang Road

target	Subject matter of lease	covered area（m2）	Rent/month（yuan）	remarks
	first floor	7223.64	93907.32	13 yuan/m2/M
S1 factory building	second floor	7207.624	72076.24	10 元/ m2/M
	Third floor	7207.624	72076.24	10 元/ m2/M
	Fourth floor	7207.624	72076.24	10 元/ m2/M
	first floor	7223.64	93907.32	13 元/ m2/M
S4 factory building	Second floor	7207.624	72076.24	10yuan/ m2/M
	Third floor	7207.624	72076.24	10yuan / m2/M
	Fourth floor	7207.624	72076.24	10yuan / m2/M
	first floor	1572.48	20444.24	13yuan/ m2/M
S2 storehouse	second floor	1056.842	10568.42	10yuan /m2/M
	Third floor	1057.504	10575.04	10yuan / m2/M
	Fourth floor	1057.504	10575.04	10 yuan / m2/M
	first floor	1064.64	13840.32	13yuan /m2/M
S3 storehouse	second floor	1056.96	10569.6	10yuan / m2/M
	Third floor	1057.392	10573.92	10yuan / m2/M
	Fourth floor	1057.392	10573.92	10yuan / m2/M
A1 Research and	Whole building	7406.94	170359.62	23yuan / m2/M
A2 dormitory	Whole building	4590.538	68858.07	15yuan / m2M
A3 dormitory	Whole building	4591.067	68866.005	15yuan / m2/M
A4 dormitory	Whole building	4566.96	68504.4	15yuan/ m2/M
total			1094578. 675 yuan

Note:	1. The above price includes tax, and Party A issues a special VAT invoice;
2. The construction area shall be subject to the survey report.

2. The house and its supporting facilities are rented as they are. For details of existing decoration, facilities and equipment, please refer to the annex to the contract. The annex serves as the acceptance basis for Party A’s delivery to Party B for use in accordance with the contract and for Party B’s return of the house and its supporting facilities at the expiration of the lease term of this contract. The outdoor part of the standard factory building and its supporting roof for production and living is not included in the lease scope.

Article 2 Term and purpose of lease

1. The lease period of this workshop is 244 months. From August 1, 2020 to December 31, 2041.

2. Party B promises to Party A that the leased house and supporting facilities are only used for production.

3. All land, factory buildings and supporting facilities shall be purchased from Party A within 20 years from the date of project delivery. The purchase price is in accordance with the relevant provisions of the Project Customization Repurchase Agreement.

Article 3 Rent and payment method

1. For the rent standard, please refer to the Guide Price of Project Rent and Property Management Fee for the Industrialized Standard Factory Building “Wutongshu” Plan in Ganzhou Economic and Technological Development Zone in 2019 (Gan Jing Kai Zi [2019] No.209). If the rent price of the park is adjusted, the rent standard shall be implemented with reference to the latest document policy.

2. The rent shall be paid on a monthly basis. Since the signing of this agreement, Party B shall pay the rent of this month before the 5th of each month. The rent is calculated from the date of delivery, that is, January 1, 2022. The lease start time has taken into account the renovation rent-free period and the epidemic rent-free period, and no longer enjoys the relevant rent-free policy.

Article 4 Related expenses during the lease period

1. Party B shall bear the expenses of water, electricity, gas and internet on its own, and shall pay them in full and on time.

2. Party A shall install transformers, and Party B shall apply to the operation management unit for power connection according to its own needs. The capacity of industrial projects belongs to the scope of large-scale industrial electricity charge, and enterprises pay electricity and capacity fees according to the electricity consumption in the later stage.

3. The expenses for ground foundation, pipelines, interior decoration, water and electricity meters, etc. required for production and operation shall be borne by Party B..

4. During the lease term, Party A shall pay taxes such as property tax and land use tax involved in leasing the plant and land, and Party B shall bear the rest expenses.

Article 5 Use and repair of the house and its supporting facilities

1. Party B shall handle relevant business certificates in the industrial and commercial and tax authorities of the Development Zone; Party B shall complete the formalities related to the house and supporting electricity, environmental protection, sanitation, fire protection and other projects for approval by itself, and the expenses involved shall be borne by Party B..

2. Before entering the site for decoration, Party B shall entrust a professional design unit to issue the construction drawing, and file it with the relevant departments, and submit the construction drawing and decoration commitment letter that have passed the drawing review to Party A, and do a good job in construction safety disclosure before construction to ensure construction safety.

3. Party B shall keep the environment inside the house and supporting facilities and around the factory clean and tidy, and do a good job in fire prevention, epidemic prevention and security. All safety, unexpected, public security accidents and economic disputes that occur to Party B during the lease period shall be borne by Party B itself, and Party A shall not bear any responsibilities.

4. Party B shall reasonably use the leased house and its supporting facilities. During the lease period, Party B shall be responsible for the maintenance, renovation and decoration of the house and supporting facilities, and the expenses shall be borne by itself. When the house and supporting facilities are damaged, Party B shall be responsible for the maintenance and replacement immediately to ensure that the house and supporting facilities are restored to their original state.

5. If Party B changes the main structure, appearance or other behaviors that affect the structure, safety and appearance of the house and its supporting facilities, the design scale, scope, technology and materials shall be approved by Party A in advance before construction, and the expenses shall be borne by Party B.. Otherwise, Party A has the right to choose one of the following rights:

(1) Require Party B to restore to its original state;

(2) Charge Party B the actual expenses incurred in the restoration project;

(3) Party A will have the right to unilaterally recover the house and supporting facilities for free, terminate the contract, and require Party B to restore the original state or charge Party B the actual expenses incurred in the restoration project.

6. During the lease period, Party A shall be responsible for the maintenance of the house and supporting main structure (if the main structure is maintained due to Party B, Party B shall bear the maintenance expenses). Party A shall notify Party B in writing three days in advance of the maintenance of the main structure and inform Party B of the maintenance time limit, and Party B shall actively assist and cooperate. Party A has no obligation to repair the decoration part of Party B.. In case of the above-mentioned problems that need Party A’s maintenance during the use of the leased plant, Party B shall promptly notify Party A in writing and take effective measures to avoid the expansion of harm and loss. If losses are caused, Party B shall report them to Party A for inspection and confirmation within 48 hours after the losses are caused. If losses are declared afterwards, Party A will not accept them. Moreover, Party A will only be liable for direct property losses, but not for indirect losses such as business losses, water and electricity consumption, and employee salary payment.

Article 6 Houses and ancillary facilities

1. Please refer to the handover list for the attached facilities handed over by Party A to Party B..

2. During the lease period, Party B shall be responsible for the replacement, maintenance and transformation of ancillary facilities, and the expenses shall be borne by itself; In case of damage or natural loss of facilities, Party B shall immediately repair or replace them to ensure the normal use of ancillary facilities.

3. When the lease contract is terminated, Party B shall return the ancillary facilities to Party A in good condition. In case of damage, Party B shall return them to Party A after completing maintenance or replacement within 5 working days; If Party B refuses to perform this obligation, Party A will organize maintenance by itself, and Party A has the right to ask Party B to pay the expenses.

Article 7 Transfer and sublease of houses and supporting facilities

1. During the lease period, Party A has the right to transfer the leased house and supporting ownership in accordance with legal procedures. After the transfer, this contract will remain valid for the new house and supporting owner and Party B..

2. During the lease period, Party B shall not sublet or lend the leased premises and supporting facilities or change the lease purpose without the consent of Party A..

Article 8 Acceptance of delivery and recovery of houses and ancillary facilities.

1. Party A guarantees that the leased house and its supporting facilities and ancillary facilities and equipment are in normal use before delivery.

2. During the acceptance, Party A and Party B shall participate together. If there is any objection to the hardware facilities and equipment such as decoration and utensils, they shall put forward and sign written objection materials on the spot.

3. Party B shall return the leased house, supporting facilities and ancillary equipment to Party A after the expiration of the lease period, and then repurchase them.

4. When Party B returns the house and supporting facilities to Party A, it shall keep the house, supporting facilities and equipment in good condition, and shall not renew the lease or repurchase them, and shall not keep any articles or affect the normal use of the house and supporting facilities. Party A has the right to dispose of the articles retained without consent, and does not undertake any compensation and payment responsibilities.

Chapter II Liability of Both Parties for Breach of Contract

Article 1 Party A’s liability for breach of contract

1. Party A fails to fulfill the agreed obligation to repair the house and supporting main structure, which seriously affects the use and bears the responsibility for losses.

3. Party A shall not take back the house and supporting facilities in advance in violation of this contract (except for force majeure factors and major adjustment of relevant policies).

Article 2 Party B’s liability for breach of contract

1. During the lease period, if Party B commits any of the following acts, Party A has the right to unilaterally terminate this contract and recover the house and its supporting facilities. Party B shall also be responsible for compensating or paying all the losses caused to Party A by Party B’s actions or the corresponding expenses payable.

(1) Sublet or lend the house and its supporting facilities to others for use (except with the consent of Party A);

(2) Without Party A’s written consent, renovation or equipment addition, demolition and alteration of mobile houses and supporting structures, and damage to houses and supporting facilities in violation of this Agreement;

(3) Change the lease purpose stipulated in this contract or use the house and its supporting facilities to conduct prohibited acts stipulated by laws, regulations and contracts;

(4) Damaging the leased premises, supporting facilities and affiliated facilities, which have not been repaired within the reasonable period proposed by Party A..

2. During the lease term, if Party B withdraws the lease without authorization, Party B shall pay the rent payable according to the agreement.

3. If Party B does not renew the lease at the expiration of the lease period, or the contract is terminated due to Party B’s responsibility and the contract is dissolved due to Party B’s violation of this contract, the relevant property shall be handled in the following ways:

(1) The renovation and decoration (including but not limited to renovation, maintenance and replacement) of the house, supporting facilities and ancillary facilities by Party B shall be owned by Party A, and Party A shall not compensate Party B for the renovation and decoration expenses.

(2) The movable part shall be removed by Party B itself, but it shall not damage the main structure and water and electricity lines of the house and supporting facilities. If the house and supporting facilities are damaged, Party B shall be responsible for restoring them.

4. Upon the expiration of the lease, all land, factory buildings and supporting facilities shall be purchased from Party A.. If Party B fails to purchase the land, plant and supporting facilities within the agreed time or fails to renew the lease, Party A has the right to take back the project and use the land, plant and supporting facilities for other purposes without making any compensation to Party A..

Chapter III Supplementary Provisions

Article 1 Modification, rescission and termination of the contract

1. Both parties may modify or terminate this contract through consultation. If Party B needs to cancel the lease in advance before the expiration of the contract, it shall notify Party A in writing one month in advance. After Party A agrees, the contract can be terminated, and Party B will settle the relevant expenses incurred during the lease period.

2. When the lease expires, the contract will terminate naturally. Unless both parties reach a renewal agreement or re-sign the lease agreement, Party B shall return the house and supporting facilities to Party A as scheduled according to the obligations stipulated in this agreement.

3. If the contract cannot be performed due to force majeure, the contract shall be terminated. Upon the termination (or dissolution) of this Contract, Party B may dismantle the leased house and its supporting movable ancillary facilities by itself, but it shall not damage the leased house and supporting original facilities, walls, etc. when dismantling, and it shall be restored to its original state if damaged; However, Party B shall not remove the fixed decoration added by Party B during decoration, and the decoration shall be owned by Party A free of charge.

4. Party A and Party B can supplement the liability for breach of contract according to the specific circumstances. If any party’s breach of contract causes losses to the other party, it shall bear the corresponding liability for compensation.

Article 2 exemption conditions

1. Party A and Party B shall not be liable for any loss caused by force majeure or other administrative orders of the government that make the contract partially or completely impossible to perform.

2. If Party A and Party B need to dismantle, rebuild or sell the leased house and its supporting facilities due to government policy reasons, so that both parties suffer losses, they will not be responsible for each other.

3. If the contract is terminated due to the above reasons, the rent shall be calculated according to the actual use time, and if it is less than a whole month, it shall be calculated according to the number of days.

Article 3 For matters not covered in this contract, supplementary terms may be concluded through negotiation between Party A and Party B.. Supplementary clauses and annexes are an integral part of this contract and have the same legal effect as this contract.

Article 4 Dispute settlement

Disputes arising under this contract during the performance of the contract shall be negotiated or applied for mediation by both parties; Unwilling to negotiate, negotiate or mediate, if mediation fails, bring a lawsuit to the people’s court where the house is located.

Article 5 This contract shall come into effect after being signed (sealed) by both parties.

Article 6 This contract and its annexes are made in quadruplicate, with Party A and Party B holding two copies respectively. Have the same legal effect.

Party A: Ganzhou New Energy Automobile Science And Technology City Construction Development Co., Ltd	Party B: Ganzhou Yipeng Energy Technology Co., Ltd

Legal representative:	Legal representative:

Entrusted agent:	Entrusted agent:

Tel:	Tel:

Address:	Address:

Bank of deposit:	Bank of deposit:

Account:	Account: